Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-4945, 33-62156, 333-8063, 333-19667, 333-26059, 333-81789 and 333-108471 of
HEICO Corporation on Forms S-8 of our report dated January 9, 2004, appearing in this Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 2003.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
January 9, 2004